UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(a)    On May 4, 2015, the Board of Directors (the “Board”) of Panera Bread Company (the “Company”) appointed Andrew Madsen, age 59, as the Company’s President, effective May 11, 2015 (the “Commencement Date”).
Mr. Madsen will receive an annual salary of $750,000 and will be eligible to receive an annual incentive bonus with a target award equal to 75% of his annual base salary. Mr. Madsen will also be eligible to receive an annual grant under the Company’s 2005 Long Term Incentive Program (the “LTIP”), a sub-plan under the Company’s 2006 Stock Incentive Plan, in an amount equal to 200% of his annual base salary, including eligibility for a Performance Award equal to 100% of his annual base salary, a Choice Award equal to 50% of his annual base salary and a Restricted Stock Award equal to 50% of his annual base salary. Such LTIP awards are subject to the terms and conditions described in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders.
Mr. Madsen will also be eligible to receive a one-time special Choice Award. Pursuant to such Choice Award, Mr. Madsen may elect to receive (1) that number of restricted shares of the Company’s Class A Common Stock (“Common Stock”) having a fair market value of $1,500,000 on the date of grant, or (2) a Stock Settled Appreciate Right (“SSAR”) to purchase a number of shares equal to 3.5 times the number of shares of Common Stock which the recipient would be entitled to receive as restricted stock as described above, or (3) a combination of a Restricted Stock Award and a SSAR (in 25% increments) described above. These awards, if granted by the Board, will vest annually in equal installments over a three-year period.
Additionally, Mr. Madsen will receive an annual car allowance totaling $18,000 and reimbursement for travel, lodging and related expenses associated with Mr. Madsen’s travel from his home to our office in Needham, Massachusetts.
In the event that Mr. Madsen is terminated without cause, he will be entitled to receive (i) a severance payment equal to one times his base salary, payable in substantially equal installments over a period of 12 months and (ii) reimbursement of premiums to continue medical coverage under COBRA for 12 months. In the event that Mr. Madsen is terminated without cause within 18 months of the Commencement Date, Mr. Madsen shall be entitled to receive an additional 12 months of severance and COBRA benefits.
Mr. Madsen served as President and Chief Operating Officer of NCL (Bahamas) Ltd., an indirect, wholly owned subsidiary of Norwegian Cruise Line Holdings Ltd., a diversified cruise operator of global cruise lines, from October 2014 until March 2015. Prior to that, Mr. Madsen served as President and Chief Operating Officer of Darden Restaurants, Inc., a full service restaurant operations company, from November 2004 through September 2013. From March 2002 through until November 2004 he served as President of Olive Garden and as their Executive Vice President of Marketing from December 1998 through March 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	May 11, 2015	By:	/s/ Louis DiPietro
		Name:	Louis DiPietro
		Title:	Senior Vice President, General Counsel